Exhibit 99.1

Aurinia Pharmaceuticals Reports Financial Results for the Three and Nine Months Ended
September 30, 2026 and Provides Update on Recent Business Progress
EDMONTON, Alberta – October 30, 2026 – Aurinia Pharmaceuticals Inc. (NASDAQ: AUPH) today announced financial results for the three and nine months ended September 30, 2026 and provided an update on recent business progress.
Financial Results
•Total Revenue: For the three and nine months ended September 30, 2026, total revenue was $83.7 million and $244.6 million, up 14% and 19%, respectively, from $73.5 million and $205.9 million, respectively, in the same periods of 2025.
–Net Product Sales: For the three and nine months ended September 30, 2026, net product sales of LUPKYNIS, the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis, were $79.4 million and $232.4 million, up 12% and 18%, respectively, from $70.6 million and $197.2 million, respectively, in the same periods of 2025.
–License, Collaboration and Royalty Revenue: For the three and nine months ended September 30, 2026, license, collaboration and royalty revenue was $4.3 million and $12.2 million, up 54% and 39%, respectively, from $2.8 million and $8.8 million, respectively, in the same periods of 2025.
•Net Income: For the three and nine months ended September 30, 2026, net income before taxes was $38.7 million and $131.4 million, up 21% and 67%, respectively, from $32.0 million and $78.5 million, respectively, in the same periods of 2025. For the three and nine months ended September 30, 2026, net income was $31.7 million and $103.5 million, flat and up 35%, respectively, from $31.6 million and $76.4 million, respectively, in the same periods of 2025.
•Diluted Earnings per Share: For the three and nine months ended September 30, 2026, diluted earnings per share was $0.23 and $0.76, flat and up 38%, respectively, from $0.23 and $0.55, respectively, in the same periods of 2025.
•Cash Flows from Operating Activities: For the three and nine months ended September 30, 2026, cash flows from operating activities were $46.4 million and $131.5 million, up 4% and 46%, respectively, from $44.5 million and $90.0 million, respectively, in the same periods of 2025.
Cash Position
As of September 30, 2026, Aurinia had cash, cash equivalents, restricted cash and investments of $486.9 million, compared to $398.0 million at December 31, 2025. For the nine months ended September 30, 2026, cash outflows from financing activities were $53.2 million, which primarily included the repurchase of 5.0 million of the Company’s common shares for $74.9 million, partially offset by proceeds from issuance of common shares for equity awards, net of tax withholding payments, of $35.9 million.
2026 Total Revenue and Net Product Sales Guidance
Aurinia is increasing its total revenue guidance for 2026 from a range of $315 million to $325 million to a range of $325 million to $330 million. Aurinia is narrowing its net product sales guidance for 2026 from a range of $305 million to $315 million to a range of $310 million to $315 million.

Recent Development Progress
LUPKYNIS
Aurinia has recently initiated PRESERVE, a Phase 4, multicenter study investigating the combination of LUPKYNIS and belimumab, obinutuzumab or anifrolumab in patients with lupus nephritis. Belimumab is a B cell-activating factor (BAFF) inhibitor indicated for the treatment of both systemic lupus erythematosus (SLE) and lupus nephritis. Obinutuzumab is a CD20-directed cytolytic antibody indicated for the treatment of lupus nephritis. Anifrolumab is a type 1 interferon receptor antagonist indicated for the treatment of SLE. PRESERVE will investigate whether the multi-target approach of combining LUPKYNIS with these biologic agents improves outcomes in patients with lupus nephritis. Planned enrollment is approximately 150 patients across approximately 50 sites in the US. The Study’s primary endpoint is the proportion of patients achieving complete renal response (CRR) at 6 months.
Aritinercept
Aritinercept is a dual inhibitor of B cell-activating factor (BAFF) and a proliferation-inducing ligand (APRIL) for the potential treatment of autoimmune diseases. Aurinia has now initiated clinical development of aritinercept in four potential indications.
About Aurinia
Aurinia is a biopharmaceutical company focused on delivering therapies to people living with autoimmune diseases with high unmet medical needs. In January 2021, the Company introduced LUPKYNIS® (voclosporin), the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis. Aurinia is also developing aritinercept, a dual inhibitor of B cell-activating factor (BAFF) and a proliferation-inducing ligand (APRIL) for the potential treatment of autoimmune diseases.
Forward-Looking Statements
This press release contains forward-looking information within the meaning of applicable Canadian securities law and forward-looking statements within the meaning of applicable U.S. securities law. We caution investors that forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and involve substantial risks and uncertainties that could cause the actual outcomes to differ materially from what we currently expect. These risks and uncertainties include, but are not limited to, those associated with: LUPKYNIS net product sales, the timing of clinical study results and other risks and uncertainties identified in our filings with the U.S. Securities and Exchange Commission. Forward-looking statements in this press release apply only as of the date made, and we undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Additional information related to Aurinia, including a detailed list of the risks and uncertainties affecting Aurinia and its business, can be found in Aurinia’s most recent Annual Report on Form 10-K and its other public available filings available by accessing the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedarplus.ca or the U.S. Securities and Exchange Commission’s Electronic Document Gathering and Retrieval System (EDGAR) website at www.sec.gov/edgar, and on Aurinia’s website at www.auriniapharma.com.
Investor Inquiries
ir@auriniapharma.com

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$46,145	$80,213
Short-term investments	440,735	317,784
Accounts receivable, net	47,414	41,454
Inventory	43,728	45,690
Prepaid expenses and deposits	5,915	5,746
Other current assets	3,949	1,080
Total current assets	587,886	491,967
Deferred tax assets, net	170,652	176,194
Finance right-of-use lease assets	60,795	73,865
Intangible assets, net	3,169	3,761
Property and equipment, net	1,737	2,111
Operating right-of-use lease assets	1,372	3,596
Other noncurrent assets	93	93
Total assets	$825,704	$751,587

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,014	$3,313
Accrued expenses	63,299	66,621
Finance lease liabilities, current portion	16,150	16,523
Deferred revenue	10,413	3,720
Operating lease liabilities, current portion	1,808	1,067
Other current liabilities	1,321	2,480
Total current liabilities	96,005	93,724
Finance lease liabilities, less current portion	39,028	52,322
Deferred tax benefits	23,128	—
Deferred revenue, less current portion	7,157	12,648
Operating lease liabilities, less current portion	1,677	4,900
Other noncurrent liabilities	1,190	6,662
Total liabilities	168,185	170,256
Shareholders' equity
Common shares — no par value, unlimited shares authorized, 133,995 and 132,323 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	1,127,503	1,120,035
Additional paid-in capital	77,044	111,263
Accumulated other comprehensive loss	(1,132)	(599)
Accumulated deficit	(545,896)	(649,368)
Total shareholders' equity	657,519	581,331
Total liabilities and shareholders' equity	$825,704	$751,587

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue
Net product sales	$79,418	$70,627	$232,393	$197,172
License, collaboration and royalty revenue	4,281	2,841	12,231	8,769
Total revenue	83,699	73,468	244,624	205,941
Operating expenses
Cost of revenue	8,306	8,177	21,366	23,866
Selling, general and administrative	24,684	26,182	70,221	72,539
Research and development	16,613	8,435	37,133	21,610
Restructuring	—	—	—	1,647
Other (income) expense, net	(1,267)	929	(7,222)	14,604
Total operating expenses	48,336	43,723	121,498	134,266
Income from operations	35,363	29,745	123,126	71,675
Interest income	4,219	3,316	11,127	10,075
Interest expense	(867)	(1,099)	(2,827)	(3,283)
Net income before income taxes	38,715	31,962	131,426	78,467
Income tax expense	7,012	411	27,954	2,059
Net income	$31,703	$31,551	$103,472	$76,408

Earnings per share
Basic	$0.24	$0.24	$0.78	$0.57
Diluted	$0.23	$0.23	$0.76	$0.55

Shares used in computing earnings per share
Basic	133,434	131,808	131,967	135,163
Diluted	135,173	136,008	135,346	138,959

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$103,472	$76,408
Adjustments to reconcile net income to cash flows from operating activities:
Deferred income tax	28,670	—
Share-based compensation	8,097	7,950
Amortization and depreciation	14,491	14,585
Foreign exchange (gain) loss on revaluation of Monoplant finance lease liability	(2,605)	9,318
Net amortization of premiums and discounts on investments	(6,141)	(7,844)
Other, net	(1,498)	4,852
Net changes in operating assets and liabilities:
Accounts receivable, net	(5,960)	5,816
Inventory	1,962	(5,565)
Prepaid expenses and other current assets	(2,983)	940
Other noncurrent operating assets	—	730
Accounts payable	(2,172)	(2,973)
Accrued expenses and other liabilities	(4,372)	(17,777)
Deferred revenue	1,202	4,150
Operating lease liabilities	(670)	(600)
Cash flows from operating activities	131,493	89,990
Cash flows from investing activities:
Proceeds from the sale and maturities of investments	297,650	348,785
Purchases of investments	(415,164)	(344,618)
Net cash and cash equivalents acquired in acquisition of Kezar	5,212	—
Purchases of property, equipment and intangible assets	(63)	(180)
Cash flows from investing activities	(112,365)	3,987
Cash flows from financing activities:
Purchase of common shares under Share Repurchase Plan	(74,880)	(98,156)
Payments of principal portion of Monoplant finance lease liability	(10,902)	(9,649)
Proceeds from issuance of common shares for equity awards	69,559	12,583
Payment of Net Cash Excess CVR to legacy Kezar shareholders	(3,696)	—
Proceeds from issuance of common shares under ESPP	363	401
Tax withholding payments related to net settlements of equity awards	(33,640)	(9,400)
Cash flows from financing activities	(53,196)	(104,221)
Net decrease in cash, cash equivalents and restricted cash	(34,068)	(10,244)
Cash, cash equivalents and restricted cash, beginning of the period	80,213	83,433
Cash, cash equivalents and restricted cash, end of the period	$46,145	$73,189